Exhibit 10.7

Pizhou Small Business Loan Renewal Fund Application Form

Business Name	Jiangsu Baikang Bio-Tech Co., Ltd	Registered Capital	48 million USD
Address	Industrial Park, Tiefu town, Pizhou	Operating Revenue
Legal Representative	Li Jinguo	Contact of Legal Representative
Staff in charge		Contact of Staff in charge
Lending Bank	Jiangsu Pizhou Rural Commercial Bank Co., Ltd	Amount of application	3.9 million RMB

Cause of application and commitment:

Our company borrowed RMB 3.9 million from Jiangsu Pizhou Rural Commercial Bank Co. Ltd on November 15, 2017. The loan is due on October 20, 2019. As we currently have insufficient working capital, we hereby apply for government loan renewal fund to repay the loan. Our production and operation are in normal status, and we warrant that we are not owing any employees wages, have no civil disputes involving writs of seizure or attachments to our properties, and the legal representative has no records of misconduct of gambling etc. We will use the loan renew fund for repayment of bank loan only, and we promise we will not use it for any other purposes. After the lending bank approves the relending, the lending bank will remit the funds to the designated account of Small & Medium Enterprises Guarantee Center, Finance Bureau, Pizhou City.

Signature of Legal Representative: Li Jinguo                                                                                         Company Seal

Lending Bank	Seal of Credit Department of Jiangsu Pizhou Rural Commercial Bank Co., Ltd Date: December 14, 2018
Office of Leading Team of Government Loan Renewal Fund	Staff in Charge: Recommend to approve the application. Signature and date
Reviewer: Signature and date
Approver: signature and date
Municipal Leader in Charge	Signature and date